UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 11, 2019

 Natus Medical Incorporated
(Exact name of registrant as specified in its charter)

000-33001
(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
6701 Koll Center Parkway, Suite 120
Pleasanton, CA 94566
(Address of principal executive offices)
925-223-6700
(Registrant’s telephone number, including area code) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Explanatory Note

This Current Report on Form 8-K/A (the "Amendment") amends the Current Report on Form 8-K filed on February 13, 2019 (the "Original 8-K"). This Amendment supplements the Original Form 8-K with the information set forth below in accordance with instruction no. 2 of the Instructions to Item 5.02 of Form 8-K. All other information set forth in the Original Form 8-K is otherwise unchanged and is incorporated herein by reference.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 13, 2019, Natus Medical Incorporated (the "Company") filed a Current Report on Form 8-K announcing the appointment of Alice D. Schroeder and Thomas J. Sullivan to the Company's board of directors (the "Board") on February 11, 2019 and that the Board had not made any determinations regarding Board committee assignments for Ms. Schroeder or Mr. Sullivan at that time. On March 12, 2019, the Board appointed Ms. Schroeder as the chairperson of its Nominating and Governance Committee and as a member of the Audit Committee, the Compensation Committee and the Compliance and Quality Committee. The Board also appointed Mr. Sullivan as the chairperson of the Compensation Committee and as a member of the Audit Committee and the Nominating and Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date: March 15, 2019	By:	/s/ B. Drew Davies
B. Drew Davies
Executive Vice President & Chief Financial Officer